UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 8, 2019
DENNY’S CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-18051	13-3487402
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

203 East Main Street
Spartanburg, South Carolina 29319-0001
(Address of principal executive offices)
(Zip Code)

(864) 597-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.01 Par Value, Common Stock	DENN	The Nasdaq Stock Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the "Annual Meeting") of Denny's Corporation (the "Company") was held on May 8, 2019. At the Annual Meeting, the holders of the Company's common stock entitled to vote at the Annual Meeting (1) elected the nine director nominees for the ensuing year, (2) ratified the selection of KPMG LLP as the Company's registered public accounting firm for 2019 and (3) adopted the non-binding advisory resolution approving the compensation of the Company's named executive officers.

The voting results were as follows:

1.	The election of nine (9) directors:

Board of Directors Nominees	For	Against	Abstain	Broker Non-Votes
Bernadette S. Aulestia	47,341,129	11,017	21,120	7,374,866
Gregg R. Dedrick	46,701,057	664,916	7,293	7,374,866
José M. Gutiérrez	47,355,940	10,928	6,398	7,374,866
Brenda J. Lauderback	46,552,964	813,453	6,849	7,374,866
Robert E. Marks	46,554,209	811,013	8,044	7,374,866
John C. Miller	47,249,509	116,455	7,302	7,374,866
Donald C. Robinson	46,636,655	729,308	7,303	7,374,866
Laysha Ward	46,743,262	623,652	6,352	7,374,866
F. Mark Wolfinger	46,110,863	1,254,499	7,904	7,374,866

2.	A proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of Denny's Corporation and its subsidiaries for the year ending December 25, 2019:

For	Against	Abstain
54,446,328	275,449	26,355

3.	A non-binding advisory resolution to approve the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
46,795,931	524,319	53,016	7,374,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denny's Corporation

Date: May 13, 2019	/s/ F. Mark Wolfinger
F. Mark Wolfinger
Executive Vice President,
Chief Administrative Officer and
Chief Financial Officer